EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of our report dated February 22, 2019, relating to the consolidated financial statements and financial statement schedules of Cincinnati Financial Corporation and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2018 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Accounting Standards Update 2016-01, Financial Instruments - Overall (Subtopic 825-10) - Recognition and Measurement of Financial Assets and Liabilities).
No. 333-24817 (on Form S-8)
No. 333-49981 (on Form S-8)
No. 333-126714 (on Form S-8)
No. 333-178075 (on Form S-8)
No. 333-200437 (on Form S-3)
No. 333-186941 (on Form S-8)
No. 333-214701 (on Form S-8)
No. 333-221629 (on Form S-3)
No. 333-226773 (on Form S-8)

/S/ Deloitte & Touche LLP

Cincinnati, Ohio
February 22, 2019